SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 19, 2009

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Second Amended and Restated 2005 Omnibus Equity Compensation Plan

On April 17, 2009, Internet Capital Group, Inc's ("ICG's") Board of Directors adopted, subject to stockholder approval at ICG's 2009 Annual Meeting of Stockholders, an amendment and restatement of ICG's Amended and Restated 2005 Omnibus Equity Compensation Plan (the "Plan" and, as amended and restated, the "Amended Plan"). On June 19, 2009, a requisite number of ICG stockholders approved the Amended Plan, which became effective on that date.

Pursuant to the Amended Plan, the number of shares of ICG common stock authorized for issuance thereunder was increased from 5,000,000 shares to 7,600,000 shares (an increase of 2,600,000 shares). The Amended Plan did not substantively amend the Plan in any other respect.

The foregoing description of the Amended Plan and the changes embodied therein does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended Plan. A copy of the Amended Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Internet Capital Group, Inc. Second Amended and Restated 2005 Omnibus Equity Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.
Date: June 25, 2009	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Internet Capital Group, Inc. Second Amended and Restated 2005 Omnibus Equity Compensation Plan